Exhibit 99.1

BioLargo Closes Bridge Financing with TRITON FUNDS LP, the Largest Student-Run Investment Fund in the Nation

Westminster, CA – October 22, 2018 – BioLargo, Inc. (OTCQB:BLGO), developer of sustainable science and technologies and a full-service environmental engineering company, today announced the closing of a $225,000 bridge loan secured from TRITON FUNDS LP, the La Jolla, CA-based investment fund founded and managed by students from the University of California, San Diego and California State University, Northridge, and backed by scientific and academic advisory boards. TRITON is the largest student-run investment fund in the United States and focuses on “millennial growth ESG” (Environmental, Social and Governance) investment themes.

The bridge loan will help support operations as the Company pursues its plans to uplist to Nasdaq. Details of the transaction are contained in a Form 8-k filed with the SEC.

Dennis P. Calvert, CEO of BioLargo, commented, “We are thankful to be working with the team at TRITON FUNDS and believe this relationship will be a long and mutually beneficial one. At BioLargo, we also are dedicated to high-impact investing as we deploy capital to develop and commercialize sustainable technologies and products as part of our mission to ‘Make Life Better’. Our first big commercial success is unfolding now as our industrial odor and VOC control products (www.Cupridyne.com) are being adopted across the waste handling industry. Our two other disruptive product lines are nearing commercialization: our advanced wound care/stem cell therapy products and our clean water technology which is now in pre-commercial piloting. We certainly need strategic venture partners like TRITON to fully capture the opportunities that lie ahead.”

Co-founder of TRITON FUNDS, Sam Yaffa, added “BioLargo caught our attention because of its involvement in multiple industries that are involved with sustainability. The millennial generation is extremely concerned with the current efforts of keeping our planet clean and BioLargo addresses those concerns through its environmentally friendly waste odor control products and water treatment technologies.”

“The student team at TRITON FUNDS continues to impress us investors by identifying ESG investment opportunities and proving to us that their #MillennialTouch investment approach obtains greater upside as opposed to conventional styles of investing”, said David Moylan, ASA, a limited partner of TRITON FUNDS LP and member of its Academic Mentor team. “BioLargo is a great example of how TRITON’S socially conscious investing style revealed an up and coming company, who is making headway in multiple environmental and life science industries. As an investor, there is no better feeling than putting my dollars to work for the enhancement of society.”

About TRITON FUNDS LLC

TRITON FUNDS LLC is a student-run fund-manager founded by undergraduates from the University of California, San Diego and California State University, Northridge. TRITON FUNDS provides students the invaluable opportunity to gain real-world experience investing alongside experienced financial professionals. It invests in high performing teams with revolutionary aspirations to grow their company into industry leaders. TRITON FUNDS creates an ecosystem that assists talented entrepreneurs in successfully growing their ideas and maintaining strong community ethical standards. It provides strategic capitalization, business development support, and engineered exits to organizations we believe have a viable future in the modern economy. More information can be found at http://www.tritonfunds.com.

About BioLargo, Inc.

BioLargo, Inc. is an innovative technology developer and environmental engineering company driven by a mission to "make life better" by delivering robust, sustainable solutions for a broad range of industries and applications, with a focus on clean water, clean air, and advanced wound care. We develop and commercialize disruptive technologies by providing the capital, support, and expertise to expedite them from "cradle" to "maturity" (www.biolargo.com). Our engineering division features experienced professional engineers dedicated to integrity, reliability, and environmental stewardship (www.biolargoengineering.com). Our industrial odor control division, Odor-No-More (www.odornomore.com) features CupriDyne Clean Industrial Odor Eliminator (www.cupridyne.com), which eliminates the odor-causing compounds and VOCs rather than masking them, and is now winning over leading companies in the solid waste handling and wastewater industries and other industries that contend with malodors and VOCs. Our subsidiary BioLargo Water (www.biolargowater.ca) develops the Advanced Oxidation System "AOS," a disruptive industrial water treatment technology designed to eliminate waterborne pathogens and recalcitrant contaminants with better energy-efficiency and lower operational costs than incumbent technologies. Our subsidiary Clyra Medical (www.clyramedical.com) features effective and gentle solutions for chronic infected wounds to promote infection control and regenerative tissue therapy.

Contact Information Dennis Calvert President and CEO BioLargo, Inc. 949-643-9540 x2

Safe Harbor Act
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.